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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                          OF THE SEAGRAM COMPANY LTD.

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The Seagram Company Ltd. of our report dated August 12, 1998, except as to Note 1, which is as of August 25, 1998, which appears on page 63 of the 1998 Financial Statements of The Seagram Company Ltd., which is included in the Current Report on Form 8-K dated September 1, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
September 1, 1998